Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No. 333-273943) of Howard Hughes Holdings Inc.:
(2)	Registration Statement (Form S-8 No. 333-273945) pertaining to the Howard Hughes Holdings Inc. 2020 Equity Incentive Plan;
of our report dated February 28, 2022, with respect to the consolidated financial statements and schedule of Howard Hughes Holdings Inc. for the year ended December 31, 2021, included in this Annual Report (Form 10-K) of Howard Hughes Holdings Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Houston, Texas
February 27, 2024